EXHIBIT 99.1

Cardtronics Announces Second Quarter 2016 Results

HOUSTON, July 28, 2016 (GLOBE NEWSWIRE) -- Cardtronics plc (Nasdaq:CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, today announced its financial and operational results for the quarter ended June 30, 2016.

Key financial statistics in the second quarter of 2016 as compared to the second quarter of 2015 include:

  Total revenues of $324.0 million, up 7% from $303.7 million (9% on a constant-currency basis).
  ATM operating revenues of $311.3 million, up 9% from $285.4 million (11% on a constant-currency basis).
  Gross margin of 35.1%, up from 34.0% in 2015.
  GAAP Net Income of $20.1 million, or $0.44 per diluted share, compared to GAAP Net Income of $15.0 million, or $0.33 per diluted share.
  Adjusted Net Income per diluted share of $0.80, up 13% from $0.71.
  Adjusted EBITDA of $81.7 million, up 10% from $74.0 million.
  Cash flows from operating activities of $79.9 million, up 43% from $55.7 million.

“We had a solid second quarter, with our core ATM operating revenues up approximately 11% on a constant-currency basis, driven by near equal contributions from internal growth and acquisitions.  The quarter also showed healthy growth and balance between new ATM placements at retail locations and a record number of financial institutions signed to the Allpoint surcharge-free network. Looking forward, we remain confident about our growth opportunities,” commented Steve Rathgaber, Cardtronics’ chief executive officer.

RECENT HIGHLIGHTS

  Secured ATM operating contracts representing over 1,200 locations in North America and Europe. These wins included placements at college campuses, transit, and retail locations.
  Entered into agreements with 29 new financial institutions, including Fifth Third Bancorp, a top 15 U.S. retail bank, for participation in our Allpoint Network, adding over 2.5 million cards that will seek surcharge-free ATM access to our network.
  Secured an ATM off-premise outsourcing arrangement with TD Bank for 141 ATM locations in the U.S. and Canada.
  Commenced operation of nearly 2,600 ATMs acquired from JPMorgan Chase in April 2016.
  On July 1, 2016, Cardtronics completed its previously announced transaction to redomicile to the U.K.

SECOND QUARTER RESULTS

Consolidated revenues totaled $324.0 million for the second quarter of 2016, representing a 7% increase from $303.7 million in the second quarter of 2015. ATM operating revenues were up 9% from the second quarter of 2015. Adjusting for movements in currency exchange rates, ATM operating revenues were up approximately 11% from the second quarter of 2015, driven by organic growth and contributions from recent acquisitions. The $5.7 million decrease in ATM product sales and other revenues in the second quarter of 2016 was attributable to the Company’s 2015 divestiture of the retail cash-in-transit component of its previously acquired Sunwin business in the U.K. Cost of ATM product sales and other revenues decreased correspondingly by $5.5 million in the second quarter of 2016.

ATM operating revenues in North America were up 8% for the second quarter of 2016, driven by acquisition growth. ATM operating revenues in Europe were up 5% for the second quarter of 2016 (11% on a constant-currency basis), driven mostly by organic growth.

GAAP Net Income for the second quarter of 2016 totaled $20.1 million, compared to GAAP Net Income of $15.0 million during the second quarter of 2015. The increase in GAAP Net Income for the second quarter of 2016 was the result of continued revenue growth, partially offset by incremental professional services costs of approximately $5.2 million associated with the Company’s redomicile of its parent company to the U.K. These costs are reported in the redomicile-related expenses category in the Company’s results from operations and have been excluded from the Company’s calculation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share in the second quarter of 2016.

Adjusted EBITDA for the second quarter of 2016 totaled $81.7 million, representing a 10% increase over the $74.0 million of Adjusted EBITDA during the second quarter of 2015. Adjusted Net Income totaled $36.8 million ($0.80 per diluted share) for the second quarter of 2016, compared to $32.3 million ($0.71 per diluted share) during the second quarter of 2015. The increases in Adjusted EBITDA and Adjusted Net Income were primarily driven by the Company’s revenue growth. Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

SIX MONTH RESULTS

Consolidated revenues totaled $627.2 million for the six months ended June 30, 2016, representing a 7% increase from $585.6 million in consolidated revenues generated during the same period of 2015. ATM operating revenues were up 11% from the six months ended June 30, 2015. Adjusting for movements in currency exchange rates, ATM operating revenues were up approximately 13% for the six months ended June 30, 2016, driven by organic growth and contributions from acquisitions. The $16.4 million decrease in ATM product sales and other revenues in the six months ended June 30, 2016 was attributable to the Company’s 2015 divestiture of the retail cash-in-transit component of its previously acquired Sunwin business in the U.K. Cost of ATM product sales and other revenues decreased correspondingly by $14.9 million in the same period in 2015.

ATM operating revenues in North America were up 7% for the six months ended June 30, 2016, driven by a combination of recent acquisitions and organic growth. ATM operating revenues in Europe were up 12% for the six months ended June 30, 2016 (18% on a constant-currency basis), driven by a combination of strong organic growth and to a limited extent, acquisition-related growth.

GAAP Net Income for the six months ended June 30, 2016 totaled $35.5 million, compared to GAAP Net Income of $30.2 million during the same period in 2015. The increase in GAAP Net Income for the six months of 2016 was the result of continued revenue growth and margin expansion, partially offset by incremental professional services costs of approximately $11.3 million associated with the Company’s redomicile of its parent company to the U.K. These costs are reported in the Company’s results from operations under the redomicile-related expense category and have been excluded from the Company’s calculation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share in the six months ended June 30, 2016.

Adjusted EBITDA for the six months ended June 30, 2016 totaled $154.9 million, representing a 9% increase from the same period in 2015. Adjusted Net Income totaled $68.1 million ($1.49 per diluted share) for the six months ended June 30, 2016, compared to $61.4 million ($1.36 per diluted share) during the same period in 2015. The increases in both Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors discussed above, including the Company’s revenue growth and margin improvement relative to the six months ended June 30, 2016.

2016 GUIDANCE

The Company is updating the financial guidance it provided in April 2016 regarding its anticipated results for the full year 2016 results:

  Revenues of $1.25 billion to $1.27 billion;
  Gross Profit Margin of 35.0% to 35.5%;
  GAAP Net Income of $87 million to $91 million;
  Adjusted EBITDA of $320 million to $324 million;
  Depreciation and accretion expense of $93.5 million to $94.5 million
  Cash interest expense of $17.5 to $18.5 million;
  Adjusted Net Income per diluted share of $3.20 to $3.30, based on approximately 45.85 million weighted average diluted shares outstanding; and
  Capital expenditures of $130 million to $140 million.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this press release. This guidance is based on average foreign currency exchange rates for the remainder of the year of £1.00 U.K. to $1.30 U.S., $18.00 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.77 U.S., and €1.00 Euros to $1.10 U.S.  Additionally, this guidance is based on an estimated tax rate of 26.5% for the last six months of 2016.

LIQUIDITY

The Company had $367 million in available borrowing capacity under its $375 million revolving credit facility due in 2019 and $20 million in cash on hand as of June 30, 2016. This revolving credit facility was amended July 1, 2016 to extend the maturity date from April 2019 to July 2021. The Company’s outstanding indebtedness as of June 30, 2016 consisted of $250 million in Senior Notes due 2022, $288 million Convertible Senior Notes due 2020, and $8 million in borrowings under its revolving credit facility due 2019. The Senior Notes and Convertible Senior Notes have carrying balances of $247 million and $236 million, respectively, and are reflected as long-term debt on the balance sheet, net of issuance costs and unamortized discounts.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, July 28, 2016, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the second quarter ended June 30, 2016. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the “Cardtronics Second Quarter Earnings Conference Call.” Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company’s website at www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, August 11, 2016, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 46626340 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through August 31, 2016.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and Revenue on a constant-currency basis are non-GAAP financial measures provided as a complement to results prepared in accordance with U.S. GAAP and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of certain notable, and/or certain costs not anticipated to occur in future periods (if applicable in a particular period), and non-cash items enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company’s industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes stock-based compensation expense, acquisition and divestiture-related expenses, certain non-operating expenses, certain costs not anticipated to occur in future periods (if applicable in a particular period), gains or losses on disposal of assets, the Company’s obligations for the payment of income taxes, interest expense, and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests.

Adjusted Net Income represents net income computed in accordance with U.S. GAAP, before amortization of intangible assets, gains or losses on disposal of assets, stock-based compensation expense, certain other expense amounts, acquisition and divestiture-related expenses, certain non-operating expenses, and certain costs not anticipated to occur in future periods (if applicable in a particular period). Adjusted Net Income is calculated using an estimated long-term, cross-jurisdictional effective cash tax rate of 32.0% for the three and six months ended June 30, 2016 and 2015, with certain adjustments for noncontrolling interests. Related to guidance in future periods in 2016 and in conjunction with the Company’s recently announced redomicile to the U.K., the Company has used its expected GAAP tax rate for the remainder of 2016 in calculating the effective tax rate for Adjusted Net Income for the periods from July 2016 through December 2016. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements for example, mandatory principal payments on portions of the Company’s long-term debt. Management calculates Revenue on a constant-currency basis using the average foreign exchange rates applicable in the corresponding period of the previous year and applying these rates to foreign-denominated revenue of the current period. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with U.S. GAAP is referred to as the foreign exchange impact on revenue. Management uses Revenue on a constant-currency basis to eliminate the effect foreign currency has on comparability between periods.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with U.S. GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable U.S. GAAP financial measures are presented in tabular form at the end of this press release.

ABOUT CARDTRONICS (NASDAQ:CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics provides services to approximately 200,000 ATMs in North America and Europe. Whether Cardtronics is driving foot traffic for North America and Europe’s top retailers, enhancing ATM brand presence for card issuers or expanding card holders’ surcharge-free cash access, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “project,” “believe,” “estimate,” “expect,” “future,” “anticipate,” “intend,” “contemplate,” “foresee,” “would,” “could,” “plan,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on the Company’s estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual results to differ materially from the Company’s historical experience and present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include:

  the Company’s financial outlook and the financial outlook of the ATM industry and the continued usage of cash by consumers at rates near historical patterns;
  the Company’s ability to respond to recent and future network and regulatory changes, including forthcoming requirements surrounding Europay, MasterCard, and Visa (“EMV”) security standards;
  the Company’s ability to renew its existing customer relationships on comparable economic terms and add new customers;
  the Company’s ability to pursue and successfully integrate acquisitions;
  changes in interest rates and foreign currency rates;
  the Company’s ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company’s ability to manage concentration risks with key customers, vendors, and service providers;
  the Company’s ability to prevent thefts of cash;
  the Company’s ability to manage cybersecurity risks and prevent data breaches;
  the Company’s ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;
  the Company’s ability to provide new ATM solutions to retailers and financial institutions including placing additional banks’ brands on ATMs currently deployed;
  the Company’s ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future;
  the Company’s ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company’s ability to successfully implement and evolve its corporate strategy;
  the Company’s ability to compete successfully with new and existing competitors;
  the Company’s ability to meet the service levels required by its service level agreements with its customers;
  the additional risks the Company is exposed to in its U.K. armored transport business;
  the impact of changes in U.S. or non-U.S. laws, including tax laws, that could reduce or eliminate the benefits expected to be achieved from the Company’s recent change of its parent company from the U.S. to the U.K.;
  the impact of, or uncertainty related to, the U.K.’s planned exit from the European Union, including any material adverse effect on the tax, tax treaty, currency, operational, legal, and regulatory regime and macro-economic environment to which the Company will be subject to as a U.K. company; and
  the Company’s ability to retain its key employees and maintain good relations with its employees.

Forward-looking statements also are affected by the risk factors described in the Company’s Annual Report on Form 10- K for the year ended December 31, 2015, as amended, the information set forth under Risk Factors in our Proxy Statement, dated May 19, 2016, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this press release, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2016 and 2015
(In thousands, excluding share and per share amounts and percentages)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	% Change	2015	2016	% Change	2015
Revenues:
ATM operating revenues	$311,331	9.1%	$285,436	$603,419	10.6%	$545,459
ATM product sales and other revenues	12,630	(31.0)	18,310	23,789	(40.8)	40,188
Total revenues	323,961	6.7	303,746	627,208	7.1	585,647
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets shown separately below.)	198,843	8.3	183,533	384,783	9.3	352,041
Cost of ATM product sales and other revenues	11,487	(32.5)	17,009	21,420	(41.0)	36,301
Total cost of revenues	210,330	4.9	200,542	406,203	4.6	388,342
Gross profit	113,631	10.1	103,204	221,005	12.0	197,305
Gross profit %	35.1%		34.0%	35.2%		33.7%
Operating expenses:
Selling, general, and administrative expenses	37,912	10.9	34,190	75,311	15.7	65,070
Redomicile-related expenses	5,214	n/m	—	11,250	n/m	—
Acquisition and divestiture-related expenses	674	(87.9)	5,560	2,258	(71.5)	7,918
Depreciation and accretion expense	23,100	5.5	21,903	45,777	9.0	42,015
Amortization of intangible assets	9,691	2.1	9,495	18,954	(0.2)	18,992
(Gain) loss on disposal of assets	(1,326)	n/m	247	(944)	n/m	(286)
Total operating expenses	75,265	5.4	71,395	152,606	14.1	133,709
Income from operations	38,366	20.6	31,809	68,399	7.6	63,596
Other expense:
Interest expense, net	4,466	(6.0)	4,753	8,958	(5.3)	9,463
Amortization of deferred financing costs and note discount	2,982	5.9	2,817	5,764	3.0	5,596
Other expense	943	24.9	755	388	(78.6)	1,815
Total other expense	8,391	0.8	8,325	15,110	(10.5)	16,874
Income before income taxes	29,975	27.6	23,484	53,289	14.1	46,722
Income tax expense	9,861	12.8	8,744	17,816	3.5	17,208
Net income	20,114	36.5	14,740	35,473	20.2	29,514
Net loss attributable to noncontrolling interests	(34)	n/m	(257)	(59)	n/m	(716)
Net income attributable to controlling interests and available to common stockholders	$20,148	34.3%	$14,997	$35,532	17.5%	$30,230

Net income per common share – basic	$0.45		$0.33	$0.79		$0.67
Net income per common share – diluted	$0.44		$0.33	$0.78		$0.67

Weighted average shares outstanding – basic	45,199,450		44,807,829	45,136,553		44,737,413
Weighted average shares outstanding – diluted	45,748,570		45,319,363	45,704,474		45,280,588

Condensed Consolidated Balance Sheets
As of June 30, 2016 and December 31, 2015
(In thousands)

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,652	$26,297
Accounts and notes receivable, net	72,089	72,009
Inventory, net	8,372	10,675
Restricted cash	29,157	31,565
Current portion of deferred tax asset, net	—	16,300
Prepaid expenses, deferred costs, and other current assets	63,157	56,678
Total current assets	192,427	213,524
Property and equipment, net	370,904	375,488
Intangible assets, net	133,170	150,780
Goodwill	540,055	548,936
Deferred tax asset, net	12,283	11,950
Prepaid expenses, deferred costs, and other noncurrent assets	18,072	19,257
Total assets	$1,266,911	$1,319,935

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of other long-term liabilities	$30,736	$32,732
Accounts payable and other accrued and current liabilities	259,901	244,908
Total current liabilities	290,637	277,640
Long-term liabilities:
Long-term debt	491,282	568,331
Asset retirement obligations	53,557	51,685
Deferred tax liability, net	4,169	21,829
Other long-term liabilities	57,018	30,657
Total liabilities	896,663	950,142
Stockholders’ equity	370,248	369,793
Total liabilities and stockholders’ equity	$1,266,911	$1,319,935

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
North America
ATM operating revenues	$210,302	8.1%	$194,593	$410,756	7.3%	$382,836
ATM product sales and other revenues	10,165	6.3	9,565	19,803	12.5	17,599
North America total revenues	220,467	8.0	204,158	430,559	7.5	400,435
Europe
ATM operating revenues	95,713	4.9	91,209	182,298	11.6	163,331
ATM product sales and other revenues	1,402	(84.0)	8,745	2,797	(87.6)	22,589
Europe total revenues	97,115	(2.8)	99,954	185,095	(0.4)	185,920
Corporate & Other
ATM operating revenues	11,601	n/m	5,461	22,613	n/m	10,262
ATM product sales and other revenues	1,063	n/m	—	1,189	n/m	—
Corporate & Other total revenues	12,664	n/m	5,461	23,802	n/m	10,262

Eliminations	(6,285)	7.9	(5,827)	(12,248)	11.6	(10,970)

Total ATM operating revenues	311,331	9.1	285,436	603,419	10.6	545,459
Total ATM product sales and other revenues	12,630	(31.0)	18,310	23,789	(40.8)	40,188
Total revenues	$323,961	6.7%	$303,746	$627,208	7.1%	$585,647

Breakout of ATM operating	Three Months Ended			Six Months Ended
revenues:	June 30,			June 30,
	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
Surcharge revenues	$126,322	7.5%	$117,499	$243,168	6.7%	$227,932
Interchange revenues	117,905	8.1	109,059	224,935	11.5	201,717
Bank-branding and surcharge-free network revenues	46,198	7.2	43,085	93,407	9.9	84,969
Managed services revenues	8,885	4.7	8,487	17,724	4.8	16,915
Other revenues	12,021	64.5	7,306	24,185	73.7	13,926
Total ATM operating revenues	$311,331	9.1%	$285,436	$603,419	10.6%	$545,459

Total gross profit by segment:	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
North America	$74,834	2.1%	$73,321	$148,788	4.0%	$143,022
Europe	35,331	21.3	29,133	65,446	23.3	53,070
Corporate & Other	3,466	n/m	750	6,771	n/m	1,213
Total gross profit	$113,631	10.1%	$103,204	$221,005	12.0%	$197,305

Breakout of cost of ATM operating	Three Months Ended			Six Months Ended
revenues (exclusive of depreciation, accretion,	June 30,			June 30,
and amortization of intangible assets):	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
Merchant commissions	$94,557	7.9%	$87,666	$182,952	9.5%	$167,015
Vault cash rental	18,587	7.5	17,293	35,860	5.3	34,068
Other costs of cash	20,631	10.6	18,646	40,900	11.2	36,770
Repairs and maintenance	18,948	8.9	17,404	36,251	3.9	34,903
Communications	7,999	3.7	7,710	15,611	4.4	14,950
Transaction processing	4,143	6.3	3,897	7,745	(0.8)	7,808
Stock-based compensation	270	32.4	204	387	(28.1)	538
Employee costs	16,939	10.5	15,333	34,141	21.6	28,076
Other expenses	16,769	9.0	15,380	30,936	10.8	27,913
Total cost of ATM operating revenues	$198,843	8.3%	$183,533	$384,783	9.3%	$352,041

Breakout of selling, general, and	Three Months Ended			Six Months Ended
administrative expenses:	June 30,			June 30,
	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
Employee costs	$19,547	11.9%	$17,476	$40,212	16.3%	$34,569
Stock-based compensation	5,700	20.1	4,745	8,751	1.6	8,612
Professional fees	4,047	2.1	3,963	9,761	46.9	6,643
Other expenses	8,618	7.6	8,006	16,587	8.8	15,246
Total selling, general, and administrative expenses	$37,912	10.9%	$34,190	$75,311	15.7%	$65,070

Depreciation and accretion by segment:	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
North America	$12,006	0.1%	$11,995	$24,002	2.6%	$23,402
Europe	9,361	4.9	8,924	18,457	9.0	16,935
Corporate & Other	1,733	76.1	984	3,318	97.7	1,678
Total depreciation and accretion expense	$23,100	5.5%	$21,903	$45,777	9.0%	$42,015

SELECTED BALANCE SHEET DETAIL:

Long-term debt	June 30, 2016	December 31, 2015
	(In thousands)
Revolving credit facility	$8,400	$90,835
5.125% Senior notes (1)	247,044	246,742
1.00% Convertible senior notes (1)	235,838	230,754
Total long-term debt	$491,282	$568,331

(1)  Our 5.125% Senior Notes due 2022 with a face value of $250.0 million are presented net of capitalized debt issuance costs of $3.0 million and $3.3 million as of June 30, 2016 and December 31, 2015, respectively. Our 1.00% Convertible Senior Notes due 2020 with a face value of $287.5 million are presented net of the unamortized discount and capitalized debt issuance costs of $51.7 million and $56.7 million as of June 30, 2016 and December 31, 2015, respectively. In accordance with U.S. GAAP the estimated fair value of the conversion feature within the Convertible Senior Notes was recorded as additional paid-in capital within equity at issuance. The Convertible Senior Notes are being accreted over the term of the notes to the full principal amount ($287.5 million).

Share count rollforward:

Total shares outstanding as of December 31, 2015	44,953,620
Shares repurchased	(128,405)
Shares forfeited	(5,842)
Shares issued – stock options exercised	13,860
Shares vested – restricted stock units	385,942
Total shares outstanding as of June 30, 2016	45,219,175

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(In thousands)
Cash provided by operating activities	$79,932	$55,714	$124,587	$86,586
Cash used in investing activities	(33,011)	(32,952)	(44,767)	(72,764)
Cash used in financing activities	(51,809)	(17,920)	(85,850)	(21,689)
Effect of exchange rate changes on cash	(509)	2,752	(615)	781
Net (decrease) increase in cash and cash equivalents	(5,397)	7,594	(6,645)	(7,086)
Cash and cash equivalents as of beginning of period	25,049	17,195	26,297	31,875
Cash and cash equivalents as of end of period	$19,652	$24,789	$19,652	$24,789

Key Operating Metrics – Including Acquisitions in All Periods Presented
For Three and Six Months Ended June 30, 2016 and 2015
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016		2015	2016		2015
Average number of transacting ATMs:
United States: Company-owned	41,450		38,383	40,413		38,214
United Kingdom and Ireland	16,063		15,117	15,936		14,394
Mexico	1,381		1,433	1,387		1,610
Canada	1,861		1,784	1,856		1,690
Germany and Poland	1,155		985	1,142		956
Subtotal	61,910		57,702	60,734		56,864
United States: Merchant-owned (1)	16,613		20,202	17,063		20,648
Average number of transacting ATMs – ATM operations	78,523		77,904	77,797		77,512

Managed Services and Processing
United States: Managed services – Turnkey	2,178		2,188	2,186		2,179
United States: Managed services – Processing Plus and Processing operations, net (2)	115,518		31,606	113,141		30,997
Canada: Managed services	1,707		987	1,611		954
Average number of transacting ATMs – Managed services and processing	119,403		34,781	116,938		34,130

Total average number of transacting ATMs	197,926		112,685	194,735		111,642

Total transactions (in thousands):
ATM operations	341,941		321,424	655,072		599,652
Managed services and processing, net (2)	176,998		35,405	347,877		68,805
Total transactions	518,939		356,829	1,002,949		668,457

Cash withdrawal transactions (in thousands):
ATM operations	216,197		197,238	408,283		366,708

Per ATM per month amounts (excludes managed services and processing):		% Change			% Change
Cash withdrawal transactions	918	8.8%	844	875	11.0%	788

ATM operating revenues	$1,250	6.2%	$1,177	$1,220	8.0%	$1,130
Cost of ATM operating revenues (3)	803	5.9%	758	784	7.3%	731
ATM operating gross profit (3) (4)	$447	6.7%	$419	$436	9.3%	$399

ATM operating gross profit margin (3) (4)	35.8%		35.6%	35.7%		35.3%

(1)  Certain ATMs previously reported in this category are now included in the United States: Managed services - Processing Plus and Processing operations, net category below.
(2)  The increase in the United States: Managed services - Processing Plus and Processing operations, net category is mostly attributable to the July 1, 2015 acquisition of Columbus Data Services, L.L.C. (“ CDS”) and the incremental number of transacting ATMs for which CDS provides processing services.
(3)  Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company’s Consolidated Statements of Operations.
(4)  Revenues and expenses relating to managed services, processing, ATM equipment sales, and other ATM-related services are not included in this calculation.

Key Operating Metrics – Ending Machine Count
As of June 30, 2016 and 2015
(Unaudited)

	As of June 30,
	2016	2015
Ending number of transacting ATMs:
United States: Company-owned	42,097	38,439
United Kingdom and Ireland	16,203	15,464
Mexico	1,364	1,426
Canada	1,833	1,925
Germany and Poland	1,193	1,013
Total Company-owned	62,690	58,267
United States: Merchant-owned	16,353	19,964
Ending number of transacting ATMs: ATM operations	79,043	78,231

United States: Managed services – Turnkey	2,165	2,195
United States: Managed services – Processing Plus and Processing operations, net	117,144	32,074
Canada: Managed services	1,724	1,047
Ending number of transacting ATMs: Managed services and processing, net	121,033	35,316

Total ending number of transacting ATMs	200,076	113,547

Reconciliation of Net Income Attributable to Controlling Interest and Available to Common Stockholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Three and Six Months Ended June 30, 2016 and 2015
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income attributable to controlling interests and available to common stockholders	$20,148	$14,997	$35,532	$30,230
Adjustments:
Interest expense, net	4,466	4,753	8,958	9,463
Amortization of deferred financing costs and note discount	2,982	2,817	5,764	5,596
Income tax expense	9,861	8,744	17,816	17,208
Depreciation and accretion expense	23,100	21,903	45,777	42,015
Amortization of intangible assets	9,691	9,495	18,954	18,992
EBITDA	$70,248	$62,709	$132,801	$123,504

Add back:
(Gain) loss on disposal of assets	(1,326)	247	(944)	(286)
Other expense (1)	943	755	388	1,815
Noncontrolling interests (2)	(17)	(286)	(35)	(711)
Stock-based compensation expense (3)	5,970	5,015	9,138	9,211
Acquisition and divestiture-related expenses (4)	674	5,560	2,258	7,918
Redomicile-related expenses (5)	5,214	—	11,250	—
Adjusted EBITDA	$81,706	$74,000	$154,856	$141,451
Less:
Interest expense, net (3)	4,466	4,753	8,958	9,460
Depreciation and accretion expense (6)	23,093	21,699	45,762	41,754
Adjusted pre-tax income	$54,147	$47,548	$100,136	$90,237
Income tax expense (7)	17,327	15,216	32,043	28,876
Adjusted Net Income	$36,820	$32,332	$68,093	$61,361

Adjusted Net Income per share	$0.81	$0.72	$1.51	$1.37
Adjusted Net Income per diluted share	$0.80	$0.71	$1.49	$1.36

Weighted average shares outstanding – basic	45,199,450	44,807,829	45,136,553	44,737,413
Weighted average shares outstanding – diluted	45,748,570	45,319,363	45,704,474	45,280,588

(1) Includes foreign currency translation gains/losses, other non-operating costs, and in the three and six months ended June 30, 2016, approximately $0.4 million related to the effective termination of an interest rate swap.
(2)  Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company’s ownership interest in the Adjusted EBITDA of its Mexico subsidiary. In December 2015, the Company increased its ownership interest in its Mexico subsidiary from 51.0% to 95.7%.
(3) For the three and six months ended June 30, 2015, amounts exclude a portion of the expenses incurred by the Company’s Mexico subsidiary to account for the amounts allocable to the noncontrolling interest stockholders. The Company’s Mexico subsidiary recognized no stock-based compensation expense or interest expense, net for the three and six months ended June 30, 2016.
(4)  Acquisition and divestiture-related expenses include costs incurred for professional and legal fees and certain transition and integration-related costs, including employee-related severance costs related to specific transactions.
(5)  For the three and six months ended June 30, 2016, the Company incurred $5.2 million and $11.3 million, respectively, in expenses associated with its redomicile of its parent company to the U.K., which was completed on July 1, 2016.
(6) Amounts exclude a portion of the expenses incurred by the Company’s Mexico subsidiary to account for the amounts allocable to the noncontrolling interest stockholders. In December 2015, the Company increased its ownership interest in its Mexico subsidiary.
(7)  Calculated using the Company’s estimated long-term, cross-jurisdictional effective cash tax rate of 32.0% prior to its redomicile of its parent company to the U.K., which was completed on July 1, 2016.

Reconciliation of U.S. GAAP Revenue to Constant-Currency Revenue
For the Three and Six Months Ended June 30, 2016 and 2015
(Unaudited)

Europe revenue:	Three Months Ended
	June 30,
	2016			2015	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
	(In thousands)
ATM operating revenues	$95,713	$5,859	$101,572	$91,209	4.9%	11.4%
ATM product sales and other revenues	1,402	92	1,494	8,745	(84.0)	(82.9)
Total revenues	$97,115	$5,951	$103,066	$99,954	(2.8)%	3.1%

	Six Months Ended
	June 30,
	2016			2015	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
	(In thousands)
ATM operating revenues	$182,298	$10,706	$193,004	$163,331	11.6%	18.2%
ATM product sales and other revenues	2,797	172	2,969	22,589	(87.6)	(86.9)
Total revenues	$185,095	$10,878	$195,973	$185,920	(0.4)%	5.4%

Consolidated revenue:	Three Months Ended
	June 30,
	2016			2015	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
	(In thousands)
ATM operating revenues	$311,331	$6,693	$318,024	$285,436	9.1%	11.4%
ATM product sales and other revenues	12,630	111	12,741	18,310	(31.0)	(30.4)
Total revenues	$323,961	$6,804	$330,765	$303,746	6.7%	8.9%

	Six Months Ended
	June 30,
	2016			2015	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
	(In thousands)
ATM operating revenues	$603,419	$12,773	$616,192	$545,459	10.6%	13.0%
ATM product sales and other revenues	23,789	223	24,012	40,188	(40.8)	(40.3)
Total revenues	$627,208	$12,996	$640,204	$585,647	7.1%	9.3%

Reconciliation of Free Cash Flow
For the Three and Six Months Ended June 30, 2016 and 2015
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(In thousands)
Cash provided by operating activities	$79,932	$55,714	$124,587	$86,586
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions and divestitures	(23,120)	(24,740)	(39,571)	(56,418)
Free cash flow	$56,812	$30,974	$85,016	$30,168

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2016
(In millions, excluding share and per share amounts)
(Unaudited)

	Estimated Range Full Year 2016
Net Income	$87.0	$91.0
Adjustments:
Interest expense, net	18.5	17.5
Amortization of deferred financing costs and note discount	11.5	11.5
Income tax expense	34.2	36.0
Depreciation and accretion expense (1)	94.5	93.5
Amortization of intangible assets	39.0	39.0
EBITDA	$284.7	$288.5

Add Back:
Stock-based compensation expense	21.3	21.5
Redomicile-related expense	11.5	11.5
Acquisition and divestiture-related costs	2.5	2.5
Adjusted EBITDA	$320.0	$324.0
Less:
Interest expense, net	18.5	17.5
Depreciation and accretion expense	94.5	93.5
Income tax expense (2)	60.1	61.9
Adjusted Net Income	$146.9	$151.1

Adjusted Net Income per diluted share	$3.20	$3.30

Weighted average shares outstanding - diluted	45.85	45.85

(1)  Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company’s interest of its Mexico subsidiary.
(2)  Calculated using the Company’s previous estimated long-term, cross-jurisdictional effective cash tax rate of 32.0% during the six months ended June 30, 2016 and post completion of the Company’s redomicile to the U.K. an average estimated effective U.S. GAAP tax rate on Adjusted Net Income of approximately 26.5% for the six months ending December 31, 2016.

Contact Information:

Media Relations Nick Pappathopoulos Director – Public Relations 832-308-4396 npappathopoulos@cardtronics.com	Investor Relations Phillip Chin EVP Corporate Development & Investor Relations 832-308-4975 ir@cardtronics.com

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